      As filed with the Securities and Exchange Commission on May 20, 2002
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ------------------------------

                         STEWART INFORMATION SERVICES CORPORATION
                  (Exact name of registrant as specified in its charter)


               DELAWARE
            (State or other
            jurisdiction of                                  74-1677330
           incorporation or                                (I.R.S Employer
             organization)                               Identification No.)

        1980 POST OAK BOULEVARD
            HOUSTON, TEXAS
         (Address of Principal                                  77056
          Executive Offices)                                 (Zip Code)

                    STEWART INFORMATION SERVICES CORPORATION
                   2002 STOCK OPTION PLAN FOR REGION MANAGERS
                            (Full title of the plan)

                         ------------------------------

                                   MAX CRISP
               EXECUTIVE VICE PRESIDENT, SECRETARY AND TREASURER
                    STEWART INFORMATION SERVICES CORPORATION
                            1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                    (Name and address of agent for service)

                                 (713) 625-8100
         (Telephone number, including area code, of agent for service)

                                 With copy to:
                                 JOHN A. WATSON
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO   AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
 BE REGISTERED          REGISTERED (1)       SHARE (2)               PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock,
without par value          300,000              $19.15              $5,745,000            $528.54
==========================================================================================================

(1) Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low trading prices on May 16, 2002.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION BY REFERENCE.

      The following documents are hereby incorporated by reference in this Registration Statement:

      1. The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001;

      2. The description of the Registrant's common stock, $1.00 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

      Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Registrant currently has in effect a directors' and officers' liability insurance policy providing coverage for each director and officer in his capacity as such.

      Article Eleventh of the Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that such article will not eliminate or limit the liability of a director to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL") or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of a director to the Registrant and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent allowed under the GCL. If a director were to breach such duty in performing his duties as a director, neither the Registrant nor the stockholders could recover monetary damages from the director, and the only course of action available to the Registrant's stockholders would be equitable remedies such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, Article Fourteenth of the Registrant's Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin completion of the action of the Board of Directors of the Registrant, this remedy would be ineffective if the stockholder does not become aware of a transaction until after it has been completed. In such a situation, it is possible that the stockholders and the Registrant would not have an effective remedy against the director. The Registrant's bylaws provide for the indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted under Delaware law.

ITEM 7.     CLAIMED EXEMPTION FROM REGISTRATION.

      Not applicable.

ITEM 8.     EXHIBITS.

   4.1 Restated Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which exhibit is hereby incorporated by reference.

   4.2 By-laws of the Registrant, as amended, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, which exhibit is hereby incorporated by reference.

   4.3 Rights of Common and Class B Common Stockholders, filed as Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2001, which exhibit is hereby incorporated by reference.

   4.4 Stewart Information Services Corporation 2002 Stock Option Plan for Region Managers, effective March 18, 2002.

   4.5    Form of 2002 Stock Option Agreement.

   5.1 Opinion of Fulbright & Jaworski L.P.P. regarding the legality of the securities being registered.

  23.1    Consent of KPMG LLP.

  23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

  24.1    Power of Attorney (contained on page II-5 hereof).

ITEM 9.     UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 20, 2002.


                                  STEWART INFORMATION SERVICES
                                  CORPORATION




                                  By:           /s/ Max Crisp
                                      ---------------------------------------
                                                    Max Crisp
                                        Executive Vice President, Secretary
                                                  and Treasurer


                               POWERS OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Max Crisp and Tannie L. Pizzitola, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                           Date
         ---------                         -----                           ----

   /s/ Malcolm S. Morris   Co-Chief Executive Officer, Chairman of     May 20, 2002
   --------------------            the Board and Director
     Malcolm S. Morris         (Principal Executive Officer)

   /s/ Stewart Morris, Jr.       Co-Chief Executive Officer,           May 20, 2002
   -----------------------         President and Director
    Stewart Morris, Jr.        (Principal Executive Officer)

       /s/ Max Crisp           Executive Vice President, Secretary,    May 20, 2002
       -------------            Treasurer and Director (Principal
           Max Crisp             Financial Officer and Principal
                                       Accounting Officer)

 /s/ Lloyd M. Bentsen, III               Director                      May 20, 2002
 -------------------------
   Lloyd M. Bentsen, III

    /s/ E. Douglas Hodo                  Director                      May 20, 2002
    -------------------
      E. Douglas Hodo

                                  EXHIBIT INDEX


Exhibit Number                             Description
--------------                             -----------

     4.1 Restated Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which exhibit is hereby incorporated by reference.

     4.2 By-laws of the Registrant, as amended, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, which exhibit is hereby incorporated by reference.

     4.3           Rights of Common and Class B Common Stockholders, filed as
                   Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2001, which exhibit is hereby incorporated by reference.

     4.4 Stewart Information Services Corporation 2002 Stock Option Plan for Region Managers, effective March 18, 2002.

     4.5           Form of 2002 Stock Option Agreement.

     5.1 Opinion of Fulbright & Jaworski L.P.P. regarding the legality of the securities being registered.

     23.1          Consent of KPMG LLP.

     23.2          Consent of Fulbright & Jaworski L.L.P. (contained in
                   Exhibit 5.1 hereto).

     24.1          Power of Attorney (contained on page II-5 hereof).